UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2014

GOLD AND GEMSTONE MINING INC.

 (Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-54700

 (Commission File Number)

98-0642269

 (IRS Employer Identification No.)

4020 N MacArthur Blvd Suite 122, Irving, Texas 75038

 (Address of principal executive offices and Zip Code)

972-655-9870

 Registrant's telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Letter of interest to purchase the San Jose Mine.

On June 9, 2014, Isidro Medina Ibarra (the “ISIDRO”) with Gold and Gemstone Mining Mexico, a Subsidiary of Gold and Gemstone Mining Inc. ("GGSM") entered into a Letter of interest  (“LOI”) to enter into a Definitive Agreement within 12 days with an extension of 15 days for the Company purchase the San Jose mine. The Company has not entered into a final and definitive agreement at this time.

Land Status

The owned San Jose mine project is of ISIDRO. GGSM and ISIDRO have signed a letter of interest for purchase of San Jose Mine Jun 09, 2014 containing the following terms and conditions: Due Diligence Investigations

1.

On or before June 15th, 2014, or such later date each of the parties will conduct due diligence investigations in respect of the other in connection with the Acquisition.  For purposes of such investigations, each party hereto (the “Disclosing Party”) will give or cause to be given to the other party (the “Reviewing Party”) and its agents and representatives full access to all books, records, financial and operating data and other information concerning the Disclosing Party as its agents and representatives may reasonably request.  If, at any time, the Reviewing Party determines that it is not satisfied, in its sole discretion, with the results of such investigations, it may elect not to proceed with the transactions contemplated hereby.  In such instance the Reviewing Party will notify the Disclosing Party of such fact and thereupon this letter will terminate and the parties hereto will have no further obligations hereunder except the obligations set forth in section 7 below.  Due diligence which might interfere with the Disclosing Party’s business affairs will be subject to its reasonable approval and control, as the case may be.

Negotiation and Execution of Formal Agreement

2.

While the parties are conducting the due diligence investigations described in section 1 above, they will also negotiate in good faith to complete and execute a more formal agreement (the “Formal Agreement”) setting out in further detail the terms and conditions of the Acquisition.  The Formal Agreement will incorporate the terms and conditions set out in this Letter of Intent together with all other terms and conditions as the parties or their legal advisors consider necessary or desirable, including representations, warranties and covenants, indemnities from the parties relating to such representations, warrants and covenants, and conditions to closing.  If each of the parties hereto are satisfied with the results of their due diligence investigations, GGMM and MR. ISIDRO intend to complete negotiations of the terms of the Formal Agreement and to execute the Formal Agreement on or before June 15 2014.  This Letter of Intent will be terminated and of no further effect, except in respect of paragraph 7, 8 and 9, if the Formal Agreements have not been signed by June 22, 2014 (the “Termination Date”).

3.

The obligations of the parties to complete the Acquisition will be subject to the satisfaction of the following of conditions:

(a)

all representations, warranties, certifications, confirmations and other statements made in or pursuant to the Formal Agreement being accurate and complete in all material respects on and as of the Closing Date;

(b)

all approvals, consents and waivers required so that the Reorganization will not:

(i)

conflict with or result in a breach of any material contract (including any license) to which GGMM or MR. ISIDRO is party or subject or of which GGMM or MR. ISIDRO has any benefit or advantage or any applicable law, regulation or order;

(ii)

result or possibly result in the termination, cancellation, acceleration, modification or suspension with respect to any such contract or any permit, license or the like held by GGMM or MR. ISIDRO; or

(iii)

violate any governmental restrictions; having been obtained;

(c)

there having been no material adverse change in the affairs, prospects or financial status of GGMM or MR. ISIDRO between the date of execution of this Letter of Intent and the Closing Date; and

The parties will cooperate with each other in obtaining satisfaction of such conditions.

Transaction Costs and Brokerage; Indemnity

Each party will be responsible for its own costs (including, but not limited to, legal fees and expenses) in connection with the transactions contemplated hereby.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the LOI, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In Jun 19, 2014 ISIDRO MEDINA signed a time extension of letter of interest signed the past Jun 09, 2014.  He grants 15 days for extension.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the LOI, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Description of Property

Location

The project is located in municipality of Culiacan, Sinaloa state, Mexico 21 km from the Culiacan city and 28 km to Culiacan international airport and is comprised of the San Jose Mine, comprising fifty hectares or approximately one hundred twenty three acre.

N24°52'48"
N24°51'36"
Imala
N24°50'24"
W107°23'24"
W107°22'12"
W107°21'
W107°19'48"
W107°18'36"
W107°17'24"
W107°16'12"
W107°15'
W107°13'48"
W107°12'36"
W107°11'24"
Blvd. Isla Musala
N24°49'12"
Carrizalejo
Calle Miguel Hidalgo y Costilla
Culiacan Rosales
Av Revolución
Paseo del Rey
N24°48'
Av Patria
15
4.19 km
Image © 2014 DigitalGlobe
© 2014 Google
© 2014 INEGI
Google earth

Sinaloa
24
Pericos
225
San Jose Mine
3
Culiacan Rosales
280
Navolato
Navolato
Costa Rica
Costa Rica
325
15
20
25 km
© 2014 INEGI
© 2014 Europa Technologies
© 2014 Google
Image Landsat
Google earth
N

The San Jose Project consists an unexplored prospect  that may hold an important mineral potential for Au - Ag epithermal mineralization. The property is sits on the right bank of the Tamazula River and can be easily reached by paved and dirt roads.

Imala
1245 m
2002
© 2014 Europa Technologies
Image © 2014 DigitalGlobe
© 2014 INEGI
© 2014 Google
Google earth
Fechas de imágenes: 10/17/2013 24°50'45.83" N 107°13'48.02" O elevación 111 m alt. ojo 5.48 km

The Ag - Au ore was extracted from two small adits and an eight meters deep pit all exposed on the bank of the river. Preliminary chemical assays indicate moderate Au (i.e. 0.1 to 1.9 g/MT) and Ag (0.6 to 3.16.0 g/MT) enrichment.

History

The first geological investigations of the Sinaloa state date as far back as 1882 and correspond to a 1:500,000 geological map. Other regional work conducted in the early 1900's includes the description of mining fields and the geology of the region comprised between Durango and Mazatlan (Santillan, 1927). From 1945 to 1957, the Instituto nacional para la investigación de los Recursos Minerales carried out several investigations in specifics mining districts notably the San Jose de Garcia, and the Badiraguato and Tamazula regions (Rocha, 1958). During the 1960's first compilation of the Sinaloa state geology was completed by the instituto de Geologia (UNAM). During the 1980's, several researchers from the Instituto Mexicano del Petroleo (PEMEX) and the Instituto de Geologia (UNAM), also contributed to the stratigraphy and structural geology. A monograph of the mining activities and geology of Sinaloa state was published by the Consejo de Recursos Minerales and constitute an important source of documentation.

Accessibility, climate, local resources infrastructure and physiography

The San Jose property in located about 21 km east of the city of Culiacan, in the state of Sinaloa. The property can be reached by truck from the city of Culiacan by traveling 10 km on the Culiacan-Imala highway at the outset of the city until we encounter the intersection with the road in direction to Imala. Turning right, in a general southeastward direction, we then travel for 1 km. Buzzards, ducks, and swallows are common birds. turtles, iguanas and alligators also can be found.

Regional Geology

The Culiacan area forms part of the Sierra Madre Occidental and the coastal Pacific Plain. The basement rocks of the region are composed of a sequence of Paleozoic volcano sedimentary rocks nominally slate intercalated with andesitic flows on which the Mesozoic and Tertiary rocks rest unconformably. The Lower Cretaceous is characterized by calcareous arenite of volcanic origin and by andesitic flows associated with the construction of a volcanic arc correlated to the Guerrero Terrane (Campa and Coney, 1981). These rocks are unconformably overlain by a sequence of recifal of Upper Cretaceous age. During the Paleocene - Eocene, andesitic flow, andesitic breccia and andesit tuff were laid unconformably upon the Upper Cretaceous rocks. The Early Tertiary rocks are in turn overlain by Eocene - Oligocene polymict conglomerate recovered by rhyolitic breccia and ignimbrite. Another concordant sequence of Oligocene - Miocene ignimbrite and rhyolitic tuff and minor rhyolitic flow were deposited to form the topographic highs characteristics of the geomorphology of the region. The Mesozoic and Cenozoic rocks were intruded by granodiorite and monzogranite plutons forming the vast composite Sinaloa Batholoth (100 - 27 Ma). It is possible that the granodioritic magmatism started in the lower Cretaceus and waned during the Tertiary. The plutonism is also accompanied by the intrusion andesitic and aplitic dyke and subvolcanic body represented by porphyritic diorite and andesite commonly associated with severa mineralizing events. A sequence of arenite and mudstone of volcanic origin overlay unconformably by Miocene continental polymict conglomerate recover the Oligocene - Miocene felsic volcanic rocks. Finally, the Quaternary rokcs are constituted of basaltic flow, unconsolidates conglomerate as well as eolian, alluvial and lacustrine sediment.well as eolian, alluvial and lacustrine sediment.

Project Infrastructure, Access and Power

There isn't infrastructure into the property

Reserves

There are no established reserves on the project.

Permitting

The San Jose mine have a concession mining for exploration, the environment permits are in planning.

Proposed Exploration Plan

Several phases of exploration work will be necessary to move forward this project. Each successive phases of work is contingent upon the results of previous phases. The first phase will require geological mapping and sampling.

The second phase of work will involve re-establishing underground access, channel sampling, rehabilitation of underground workings, surface soil sampling, and geologic mapping.

Our current cash on hand is insufficient to complete any of the activities set forth in our planned exploration program. We have postponed the commencement of any exploration and development program until such time that we are able to secure sufficient financing. We can provide no assurance that we will be successful in securing sufficient financing. Provided we are able to secure sufficient financing, we anticipate that we will incur the following costs for the next twelve months:

This exploration plan may change or be terminated depending on the results from each stage of exploration.

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On June 25, 2013, the Company made a press release announcing its entering into a Memorandum of Understanding and LOI, as discussed above. The text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits .   The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Letter of interest by and between Isidro Medina and GGSM dated Jun 09,2014

10.2	Letter of interest by and between Isidro Medina and GGSM dated Jun 19,2014

99.1	Text of Press Release of Gold and Gemstone Mining Inc, dated Jun 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014

Gold and Gemstone Mining Inc.

By:	/s/ Rafael Pinedo
Name:	Rafael Pinedo
Title:	President-CEO